Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

FOR IMMEDIATE RELEASE

Thursday, January 9, 2014

CONTACT:	Rob Swadosh / Patrick Malone The Dilenschneider Group 212-922-0900

INFUSYSTEM HOLDINGS, INC. TO PRESENT AT SIDOTI & COMPANY

SEMI-ANNUAL MICROCAP CONFERENCE ON JANUARY 13, 2014

MADISON HEIGHTS, MICHIGAN, January 9, 2014—InfuSystem Holdings, Inc. (NYSE MKT: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States, will present at the Sidoti & Company Semi-Annual Microcap Conference on Monday, January 13, 2014 at the Grand Hyatt Hotel in New York City.

The presentation will take place at 11:20 A.M. Eastern Time in Estate 4. Eric Steen, Chief Executive Officer, will provide a company overview.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.